SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) December 21, 2006
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                                 FNB United Corp.
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             (Exact Name of Registrant as Specified in its Charter)


            North Carolina             0-13823             56-1456589
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      (State or Other Jurisdiction   (Commission File    (IRS Employer
          of Incorporation)             Number)         Identification No.)


          150 South Fayetteville Street, Asheboro, North Carolina 27203
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code (336) 626-8300
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                101 Sunset Avenue, Asheboro, North Carolina 27203
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          (Former Name or Former Address, if Changed Since Last Report)
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b)
    under the  Exchange  Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On December 22, 2006, FNB United Corp. issued a press release, announcing that it will restate its historical financial statements for the quarter and nine months ended September 30, 2006 as a result of an overstatement of an estimated loss on investment securities in connection with the restructuring of its investment portfolio. The corrections to the financial results reported in the Form 8-K and related press release for these periods will be noted in the Form 10-Q, as amended, for the third quarter. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 21, 2006, management, the Audit Committee of the Board of Directors, and the Board of Directors of FNB United Corp. concluded, after consultation with its independent registered accounting firm, Dixon Hughes PLLC, that its historical financial statements for the quarter and nine-month period ended September 30, 2006 and its Form 8-K and related press release reporting its results for these periods should no longer be relied upon as a result of an overstatement of the estimated loss on investment securities in connection with the recent restructuring of its investment portfolio.

During the quarter ended September 30, 2006, FNB United Corp. restructured its investment portfolio to eliminate certain under-performing investments and to improve the net interest margin. The loss incurred in the restructuring was originally estimated at $812,500, net of income taxes, or $.07 per diluted share. This estimated loss was reflected in the results of operations and financial statements of FNB United Corp. for the quarter ended September 30, 2006. The actual loss was $360,000, net of income taxes, or $.03 per diluted share for the quarter ended September 30, 2006. The difference between the estimated loss and the actual loss was attributable to a miscalculation associated with paydowns on mortgage-backed securities.

The restatement is expected to have the following impact on net income and diluted earnings per share for the third quarter of 2006 and the nine-month period ended September 30, 2006.


                                              As Originally Reported                 As Restated
                                              ----------------------                 ------------
                                                             Diluted                          Diluted
                                                           Earnings Per                     Earnings Per
                                           Net Income         Share         Net Income         Share

       Three Months Ended 9/30/06            $ 2,026          $ 0.18          $ 2,479          $ 0.22
       Nine Months Ended 9/30/06             $ 8,736          $ 0.95          $ 9,189          $ 1.00



FNB United Corp. plans to amend its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 as soon as practicable to reflect the restatement.

Management has discussed the matters disclosed in this Current Report on Form 8-K with Dixon Hughes PLLC in reaching the conclusion to restate the financial statements for the quarter ended September 30, 2006.

Item 9.01.  Financial Statements and Exhibits.

Exhibits:

99.1 Press release dated December 22, 2006 announcing the restatement of historical financial statements of FNB United Corp. for the third quarter of 2006.


This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of FNB United's goals and expectations regarding earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, and (ii) statements preceded by, followed by or including the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "projects," "outlook" or similar expressions. These statements are based upon the current belief and expectations of FNB United's management and are subject to significant risks and uncertainties that are subject to change based on various factors, many of which are beyond FNB United's control.

                        SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FNB UNITED CORP.

Date: December 22, 2006                     By /s/Robert O. Bratton
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                                               Robert O. Bratton
                                               Executive Vice President and
                                               Chief Administrative Officer